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Exhibit 99.1
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Company Press Release


TUESDAY, JANUARY 9, 2001 4:44:00 PM EST

TORONTO, Jan 9, 2001 (BUSINESS WIRE) -- Officeland Inc. (OTCBB;OFLD.BB) announced today that it has decided to voluntarily surrender all of the tangible assets of its wholly-owned subsidiaries: The Wholesale Group located in Anaheim, California and Telecom Corporation located in Wauconda, Illinois to its secured lender. This voluntary surrender is being made in accordance with the provisions of the Uniform Commercial Code as applicable in the States of California and Illinois.

Officeland Inc. continues to review its financial circumstances and to evaluate its options and options for Eastern Equipment Brokers, Inc., a wholly-owned subsidiary of Officeland Inc. located in Connecticut.




CONTACT:    Officeland Inc., Toronto
            Ajit Hutheesing, 416/736-4000
            Chairman of the Board


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